EXHIBIT 10(p)


                        PIONEER FINANCIAL SERVICES, INC.
                           COMPENSATION DEFERRAL PLAN


          THIS PLAN is adopted as of the 30th day of December, 1994, by Pioneer Financial Services, Inc., a Delaware corporation (the "Company"). The Plan covers the members of the Board of Directors of Pioneer Financial Services, Inc. (the "Director(s)") and constitutes a plan of deferred compensation to be known as Pioneer Financial Services, Inc. Compensation Deferral Plan (the "Plan") which shall provide benefits at retirement, disability or death, as specified herein.

                                   WITNESSETH:

          WHEREAS, in order to attract and retain qualified directors, the Company desires to establish a plan to allow Directors to irrevocably elect to defer the payment of a certain portion of their Compensation.

          NOW, THEREFORE, the Plan shall have the following provisions.

          (1)(a) Prior to December 31 of any given year a Director may irrevocably elect to defer receipt of a portion or percentage of his or her future Compensation earned in subsequent calendar years by completing, signing and delivering to the Company an Election and Enrollment Form. A Director may change the amount of Compensation being deferred under the Plan as of the first day of any calendar year, by delivering to the Company a new Election and Enrollment Form prior to such date.

          (1)(b) The term "Compensation" shall mean all fees payable by the Company to a Director for attendance at regular and special meetings of the Board of Directors and for service on committees of the Board of Directors. Compensation shall not include expense reimbursements or, for Directors who are also employees of Company, wages and bonuses reportable on Form W-2.

          (2) The Company shall establish a Deferred Compensation Account (the "Compensation Account") for each Director who elects to participate in the Plan. The Compensation Account shall be credited with the portion of Compensation which each Director elects to defer at the time such Compensation would have otherwise been payable to such Director. The amounts credited to Compensation Accounts are for recordkeeping purposes only, such amounts are not funded by the Company in any way; and a Director's rights with respect to amounts credited to his or her Compensation Account under the Plan are as described in (7) below. Nevertheless, a Trust may be established by the Company (the "Trust") to assist in providing the benefits described in this Plan.

          (3) The amounts credited to a Director's Compensation Account shall be deemed credited to an Investment Option (as hereinafter defined) chosen by such Director. Each Compensation Account, shall be adjusted as of the end of each calendar quarter for hypothetical investment experience. If a Director fails to specify an Investment Option for any amount in his or her Compensation Account, then such amount will be deemed to be invested in the Fidelity Tax Exempt Money Market Trust or such other fund as the majority of the Directors may approve. The investment experience of each Investment Option will be calculated by reference to the Closing Price (as hereinafter defined) or net asset value of such Investment Option, as applicable, as reported in The Wall Street Journal on the last business day of applicable calendar quarter. In addition, the amount credited to each Director's Compensation Account will be reduced by an amount equal to the brokerage or other transaction costs that would have been incurred in connection with the deemed purchase or sale of an Investment Option. The Investment Options shall be:

          1.   A deemed investment in the Common Stock of the Company.

          2. A deemed investment in any mutual fund, money market fund, common stock, preferred stock or other security so long as such security is listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System. However, all money market funds which are elected as Investment Options must be money market funds which invest solely in tax-exempt securities.

A Director may change his or her Investment Option by delivering to the Company a written Election to Change Investment Option (in form prescribed by the Company) to change Investment Options at least 10 business days prior to the effective date of the change. Within three days of receipt of an Election to Change Investment Option, the Human Resources Department will send a written confirmation to such Director of the Director's change. If a Director's Investment Option is changed in a manner that results in a deemed purchase or sale of the Common Stock of the Company, then (i) the election shall be subject to the Company's policies which restrict trading in Company securities by Directors, and (ii) the election shall not be given effect until such policies would allow the Director to purchase and sell Company securities. Amounts deemed invested in the Common Stock of the Company shall be credited with an amount equal to the dividends earned on such deemed investment. The term "Closing Price" with respect to a security shall mean (i) the closing sale price of such security if such security is traded on a national securities exchange, or (ii) if such security is not traded on a national securities exchange, the average of the highest bid and the lowest asked prices for such security.

          (4) Title to and beneficial ownership of any assets, whether cash or investments which the Company may earmark to pay amounts credited to the Compensation Accounts, shall at all times remain in the Company and no Director shall have any property interest whatsoever in any specific assets of the Company. Notwithstanding the previous sentence, any amounts in the Trust shall be the property of the Trust, and shall be applied to provide benefits for the participants in this Plan, subject to the terms and limitations of the Trust Agreement. Although the Company and/or the trustee of the Trust (the "Trustee") may use Company and/or Trust assets to wholly or partially mirror the Investment Option specification of any Director, neither the Company nor the Trustee is required by either this Plan or the Trust to do so.

          (5) Payment of amounts credited to a Director's Compensation Account shall be made (or shall commence) as of the last day of the calendar quarter following his or her seventy-fifth birthday, with payouts occurring as provided in Section (6). No earlier payment with respect to amounts credited to Compensation Accounts shall be permitted unless one of the following events has occurred, in which case payment shall be made as provided in Section (6).

               (a) The death of a Director (in which case payment shall be made to the Director's designated beneficiary as provided in (10) below).

               (b) The first day of the month following the determination by the Board of Directors of Company that a Director has become Disabled (as hereinafter defined). A Director shall be deemed to be "Disabled" if the Board of Directors determines that, as a result of any injury, disease, or mental impairment which is expected to last for at least 12 months, the Director is unable to engage in any occupation or work for remuneration or profit for which such Director is suited for on the basis of his education, training, and previous working experience. However, any injury, disease, or mental impairment which (i) resulted from habitual use of alcohol or any controlled substance, or
          (ii) was incurred while the individual was in the act of committing a felonious act, or (iii) was intentionally self-inflicted, or (iv) was incurred while the individual was on an unapproved leave of absence without pay, or (v) was incurred as a result of service in the armed forces of any country, shall not result in a Director being Disabled.

               (c)  The first day of the month following
          discontinuance of service as a Director.

               (d) the first day of the month following a Director's termination of his or her principal employment.

          (6) Payment of amounts credited to a Director's Compensation Account shall be made in ten approximately equal annual installments. Prior to the date a Director's first deferral election becomes effective, the Director may designate a payout schedule in writing to the Company. Payment shall begin no sooner than the close of the calendar quarter following the occurrence of the event described in
     Section 5 which gave rise to such payments. If a Director does not designate a payment schedule then the number of and scheduling for the payments shall be determined solely by a majority of the other members (the "Disinterested Directors") of the Board of Directors of the Company (or such committee of Directors, consisting of at least two Disinterested Directors, as the Board of Directors may designate) considering the best financial interests of the Director or his or her beneficiary. Furthermore, in their sole discretion, the Disinterested Directors (or such committee of Directors, consisting of at least two Disinterested Directors, as the Board of Directors may designate) may revise a payout schedule designated by a Director if such Disinterested Directors consider it to be in the best financial interests of the Director or his or her beneficiary.

          (7) In the performance and administration of this Plan, Company shall be under no obligation to segregate any funds to be credited to the Compensation Accounts (other than as may be required under any applicable trusts), nor shall anything contained in this Plan and/or any action taken pursuant to the provisions of this Plan create or be construed to create a trust of any kind, or a fiduciary relationship between Company and the Directors. Each Director's interest in his or her Compensation Account shall be limited to the right to receive payments pursuant to this Plan and such right shall be no greater than the right of any unsecured general creditor of Company. Notwithstanding the foregoing, to the extent amounts are invested in the Trust, Trust assets shall be used for the purpose of meeting the Company's obligations to such Director under this Plan, subject to the terms and limitations conditions of the Trust Agreement.

          (8) Except as provided herein, the Directors shall not have the right to commute, sell, assign, pledge, transfer or otherwise convey or encumber, in whole or in part, the right to receive any payments under this Plan.

          (9) The Company shall administer the Plan and shall have the sole authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreements made pursuant to the Plan.

          (10) The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries and other successors in interest of each Director to the same extent that said terms and conditions are binding upon him. A Director may designate a beneficiary or beneficiaries to receive payment of his or her Plan benefits in the event of his or her death. A beneficiary designation form will be valid only if filed with the Company during the Director's lifetime. If no beneficiary has been designated, the Director's benefits shall be payable to his or her executor or personal representative.

          (11) The Company may terminate this Plan at any time and in satisfaction of its obligations hereunder pay each Director or his or her beneficiary an amount equal to the value of the amounts credited to his or her Compensation Account as of the date of termination of the Plan.

          (12) Any notices permitted or required to be given by the Directors under this Plan shall be in writing and addressed to the attention of the Director of Human Resources at the Company's office in Rockford, Illinois. Any notices permitted or required to be given by Company shall be sent to each Director at the address shown on the latest deferral election unless notice of a change thereof has been received by Company. The Company may change the address for receiving notices by giving written notice of such new address to all of the Directors. All such notices shall be delivered in person or by U.S. mail, first class or by facsimile. Notices given to the Company shall not be deemed given until actually received by the Company.

          (13) Except as provided in Paragraph 10, this Plan may not be changed, modified or amended, except by action of the majority of the Board of Directors. No such action shall cause a reduction in the balance last credited to a Director's Compensation Account.

          (14) The invalidity or unenforceability of any provisions of this Plan shall in no way affect the validity or enforceability of any other provision hereof.

          (15) This Plan may be adopted by any subsidiary of the Company, with the approval of the Board of Directors of the Company.

          (16) Neither the Company nor any of its Directors or employees shall be liable for any decision or action taken by the Company in good faith in connection with the administration or interpretation of the Plan or the provisions thereof.

          (17) Except to the extent subject to the laws of the United States, this Plan shall be governed by the laws of the State of Illinois, applicable to agreements to be performed in that State.



                        PIONEER FINANCIAL SERVICES, INC.
                           COMPENSATION DEFERRAL PLAN
                           DESIGNATION OF BENEFICIARY




          In the event of my death, I hereby designate
_________________________________________________ as my beneficiary for the funds held in the Compensation Account under the Pioneer Financial Services, Inc. Compensation Deferral Plan.


                    , 19
                              Director's Signature


     Director's Name Printed:      Beneficiary's Address:








                        PIONEER FINANCIAL SERVICES, INC.
                           COMPENSATION DEFERRAL PLAN
                          ELECTION AND ENROLLMENT FORM


     After its effective date, the most recent Election and Enrollment Form executed by a Director shall override inconsistencies on any Election and
Enrollment Form previously executed by such Director.   Capitalized terms used
in this Form shall have the meanings given to them in the Pioneer Financial Services, Inc. Compensation Deferral Plan.

A.   Enrollment<F1>

          I hereby irrevocably elect to defer payment of [please complete one of the options and cross out the other three]:

          [none of my Compensation], or

          [_____% of my Compensation], or

          [up to $________ of my Compensation,] or

          [all of my Compensation in excess of $__________,]

as defined in section 1(b) of the Pioneer Financial Services, Inc. Compensation Deferral Plan.

          This election shall remain in effect until: [please choose one of the options and cross out the other option]:

          [the end of the current calendar year]

          [the Company receives a written notice from me electing to terminate my election to defer payment of my Compensation; provided, however, that my election to terminate my election shall not take effect until the end of the calendar year in which it is given]

[FN] The amount of Compensation being deferred may only be changed as of the first day of a calendar year.

B.   Payout Schedule

          Payment shall be made as follows or as the Board of Directors of the Company shall direct in accordance with section 6 of the Plan:<F2>

          [you may describe how you would prefer that the amounts in your Compensation Account be paid to you]

[FN] A Director may only designate a payout schedule when initially enrolling in the Plan.

C.  Investment Options

List below the Investment Option(s) for amounts credited to your Compensation Account and the percentage of the deferred amounts credited to such Investment Option. If a Director fails to specify an Investment Option for any amount in his or her Compensation Account, then such amount will be deemed to be invested in the Fidelity Tax Exempt Money Market Trust.


Investment Option                       Percentage of Deferral





                                                                   % Total (must
                                                                      equal 100)

                    , 19__
                                        Director's Signature

                    Name Printed:

                    Date of Birth:

                    Address:






                        PIONEER FINANCIAL SERVICES, INC.
                           COMPENSATION DEFERRAL PLAN
                      ELECTION TO CHANGE INVESTMENT OPTION


     After its effective date, the most recent Election to Change Investment Option shall override inconsistencies on any Election to Change Investment Option or Election and Enrollment Form previously submitted. List below the Investment Option(s) for amounts credited to your Compensation Account and the amounts allocated to each investment Option. If a Director fails to specify an Investment Option for any amount in his or her Compensation Account, then such amount will be deemed to be invested in the Fidelity Tax Exempt Money Market Trust. Capitalized terms used in this Election shall have the meanings given to them in the Pioneer Financial Services, Inc. Compensation Deferral Plan.


Investment Option                            Amount

                                             $

                                             $

                                             $

                                             $


The effective date of this Election shall be 10 business days after receipt by the Human Resources Department at Pioneer Financial Services, Inc.



                                   Directors Signature

                                    Name Printed: